Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

TO TENDER AMERICAN DEPOSITARY SHARES (“ADSs”)

(EACH REPRESENTING ONE-TWENTIETH (1/20) OF ONE COMMON SHARE) OF

DOUBLEDOWN INTERACTIVE CO., LTD.

AT U.S. $16.25 NET PER ADS IN CASH

PURSUANT TO THE OFFER TO PURCHASE DATED NOVEMBER 10, 2026

BY

DOUBLEU GAMES CO., LTD.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 10, 2026 (THE “EXPIRATION TIME”), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

Citibank, N.A. (in its capacity as depositary for the ADSs, the “ADS Depositary,” and in its capacity as tender agent and paying agent for the Offer, the “Tender Agent”) has been advised of an offer to purchase your ADSs for cash, dated November 10, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). DoubleU Games Co., Ltd. (“DoubleU Games” or “Purchaser”), a company incorporated under the laws of the Republic of Korea, is offering to purchase all of the outstanding ADSs (each of which represents one-twentieth (1/20) of one common share, par value KRW 10,000 per share (each, a “Common Share”)) of DoubleDown Interactive Co., Ltd. (“DDI”), a company incorporated under the laws of the Republic of Korea, that are not owned by DoubleU Games or its affiliates, for U.S. $16.25 per ADS (the “Offer Price”), payable net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in this American Depositary Share Letter of Transmittal (together with any amendments or supplements thereto, the “ADS Letter of Transmittal,” and together with the Offer to Purchase, as each may be amended or supplemented from time to time, the “Offer”). Tendering holders of ADSs will not be obligated to pay brokerage fees or commissions to Purchaser or the Tender Agent, and the ADS cancellation fee and other fees and charges of the ADS Depositary relating to the Offer will be borne by DoubleU Games and will not be deducted from the Offer Price. The Offer is being made for ADSs only, and no facility exists for tendering Common Shares in the Offer. The ADSs have been issued under that certain Deposit Agreement, dated as of September 2, 2021, by and among DDI, the ADS Depositary and all holders and beneficial owners from time to time of ADSs issued thereunder (such deposit agreement, as amended from time to time, the “Deposit Agreement”). The ADSs may be evidenced by American Depositary Receipts (“ADRs”). The offer price for ADSs accepted for payment pursuant to the Offer will be paid to holders of ADSs in U.S. dollars, without interest and less any applicable withholding taxes. Payment for ADSs accepted for payment pursuant to the Offer will be made through the Tender Agent promptly after acceptance for payment of ADSs validly tendered and not validly withdrawn. ADSs tendered pursuant to the Offer may be withdrawn at any time before the Expiration Time and, if not yet accepted for payment, at any time after January 9, 2027 (60 days after commencement of the Offer, see Section 4 (“Withdrawal Rights”) of the Offer to Purchase).

If you hold ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary in The Depository Trust Company (“DTC”) system, you should promptly contact your broker, dealer, commercial bank, trust company or other securities intermediary and request that the securities intermediary tender your ADSs on your behalf through DTC’s Automated Tender Offer Program (“ATOP”). In order for a book-entry transfer to constitute a valid tender of your ADSs into the Offer, the ADSs must be tendered by your securities intermediary BEFORE THE EXPIRATION TIME. Further, before the Expiration Time, the Tender Agent must receive (i) a confirmation of a book-entry transfer of your ADSs into the Tender Agent’s account at DTC through ATOP and (ii) an Agent’s Message. An “Agent’s Message” is a message transmitted by DTC to, and received by, the Tender Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering the ADSs that such participant has received and agrees to be bound by the terms of this ADS Letter of Transmittal and that Purchaser may enforce such agreement against such participant. ADSs will be validly tendered only if the Tender Agent receives, before the Expiration Time, the ADRs evidencing such ADSs (or a book-entry confirmation), a properly completed and duly executed ADS Letter of Transmittal (or an Agent’s Message) and all other required documents, including any required tax forms, as described in Section 3 (“Procedures for Tendering ADSs”) of the Offer to Purchase and in the accompanying instructions. No guaranteed delivery procedures are available in the Offer.

Please be sure to carefully read this ADS Letter of Transmittal and the accompanying instructions, together with the Offer to Purchase. The definitions used in the Offer to Purchase apply in this ADS Letter of Transmittal. All terms and conditions contained in the Offer to Purchase applicable to the Offer for ADSs are deemed to be incorporated in and form part of this ADS Letter of Transmittal.

THIS ADS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TENDERING ADSs TO THE TENDER AGENT. DO NOT USE THIS ADS LETTER OF TRANSMITTAL FOR TENDERING COMMON SHARES OR FOR ANY OTHER PURPOSE. COMMON SHARES ARE NOT BEING SOUGHT IN THE OFFER AND MAY NOT BE TENDERED. THIS ADS LETTER OF TRANSMITTAL IS TO BE USED BY HOLDERS IF THE ADSs ARE TO BE FORWARDED HEREWITH OR IF ADSs ARE HELD IN BOOK-ENTRY FORM ON THE RECORDS OF THE ADS DEPOSITARY.

In order to participate in the Offer, you must indicate below if you wish to tender all or some of your ADSs. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Offer to Purchase.

Return this completed and signed ADS Letter of Transmittal to the Tender Agent at one of the addresses below. Delivery by overnight courier is recommended.

By Mail: Citibank, N.A., P.O. Box 219577 Kansas City, MO 64121-9287 Ref: Tender/ DoubleDown Interactive Co., Ltd.	By Overnight Delivery: Citibank, N.A., 801 Pennsylvania Ave, Suite 219577 Kansas City, MO 64105-1307 Ref: Tender/ DoubleDown Interactive Co., Ltd.

DESCRIPTION OF ADSs TO BE TENDERED
ADR Serial Number(s)
Name(s) and address(es) of registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on ADRs)		Total Number of ADSs Evidenced by ADRs	Number of ADSs To Be Tendered (1)

Total ADSs
(1) Unless otherwise indicated, it will be assumed that all ADSs delivered to the Tender Agent are being tendered. See Instruction 3. You must complete Box 1 in accordance with the instructions set out therein and, as applicable, Box 2 or Box 3.

(1) Holder Signatures

This form must be signed by the registered holder(s) exactly as their name(s) appear on the ADR certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. See Instruction 1 on the reverse side of this page.

X Signature of ADS holder	Date	Daytime Telephone #

X Signature of ADS holder	Date	Daytime Telephone #

PLACE AN ☒ IN ONE TENDER BOX ONLY. See Instruction numbers 2 and 3 on the reverse side of this form.

(2)	or	(3)

☐ Tender All		☐ Partial Tender

		WHOLE ADSs:

Please complete Box 4 and/or Box 5 below only if you would like to transfer ownership and/or request special delivery.

(4) Special Transfer Instructions Please see Instruction number 4 below	(5) Special Delivery Instructions Please see Instruction number 5 below.

.

If you want your ADR certificates and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name.

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

Signature Guarantee Medallion – Title of Officer Signing this Guarantee – Name of Guarantor—Please Print – Address of Guarantor Firm

Fill in ONLY if you want your ADR certificates and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this ADS Letter of Transmittal.

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

City, State & Zip Code

☐	CHECK HERE IF ADR CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.

Authorization and Registration

The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the Tender Agent to be appropriate or necessary to complete the tender. The signer(s) hereby irrevocably appoint the Tender Agent as lawful agent and attorney-in-fact of the signer(s) to effect the tender (such power of attorney being deemed coupled with an interest). All authority conferred or agreed to be conferred in this form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the signer(s) and shall not be affected by, and shall survive, the death and incapacity of the signer(s). The signer(s) understand that tender will not be deemed to have been made in acceptable form until receipt by the Tender Agent, before the Expiration Time, of the ADRs evidencing the tendered ADSs (or a book-entry confirmation), this ADS Letter of Transmittal, duly completed and manually signed (or an Agent’s Message), all accompanying evidences of authority and all other required documents, including any required tax forms. The signer(s) agree that all questions as to validity, form and eligibility of any tender of ADSs hereunder will be determined by Purchaser and that such determination will be final and binding, subject to the rights of holders of ADSs to challenge such determination in a court of competent jurisdiction. The signer(s) acknowledge that until Purchaser accepts the tendered ADSs, the signer(s) will not receive any cash in exchange for the ADSs. The signer(s) further agree that no interest will accrue on the cash payment.

Korean Tax Certification: The undersigned hereby certifies that the ADSs tendered hereby were not acquired by depositing Common Shares of DDI with the ADS Depositary, and encloses a copy of a trade confirmation or account statement evidencing the purchase of such ADSs. ☐ (check box to make certification) See Instruction 9.

Instructions for Completing this ADS Letter of Transmittal and Tendering your ADSs

1.	Signature(s). Sign, date and include your daytime telephone number in this ADS Letter of Transmittal in Box 1.

2.	Tender of All ADSs. If you are tendering all your ADSs for cash, please check Box 2 only.

3.	Partial Tender. If you are tendering some of your ADSs for cash, please check Box 3 and indicate the number of ADSs you wish to tender and receive in cash.

4.

Special Transfer Instructions. If you want your ADR certificates and/or check for cash to be issued in another name, fill in Box 4. Where special transfer instructions are given, your signature must be guaranteed by a Medallion signature guarantee.

5.

Special Delivery Instructions. Complete Box 5 only if your ADR certificates and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

6.

Mutilated, Lost, Stolen or Destroyed Certificates. If any ADR certificate has been mutilated, lost, stolen or destroyed, the ADS holder should promptly call the ADS Depositary. The ADS holder will then be instructed by the ADS Depositary as to the steps that must be taken to replace the ADR certificate. This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

7.

IRS Form W-9 or Applicable W-8 Form. Under U.S. federal income tax law, a holder that is a U.S. person is required to provide the Tender Agent with such holder’s correct Taxpayer Identification Number on IRS Form W-9 included in this ADS Letter of Transmittal. If you are not a U.S. person for U.S. federal income tax purposes, you must complete and submit an applicable IRS Form W-8 (which may be obtained from the website of the U.S. Internal Revenue Service at www.irs.gov) to the Tender Agent. Payment will not be made to you in connection with your tendered ADSs until the Tender Agent has received your applicable IRS Form W-9 or applicable Form W-8, and no interest will be paid by reason of any such delay.

NOTE:

FAILURE TO COMPLETE AND RETURN THE INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE INTERNAL REVENUE SERVICE FORM W-8, AS APPLICABLE) WILL RESULT IN A HOLD ON PAYMENTS TO BE MADE TO YOU PURSUANT TO THE OFFER.

8. Delivery of ADS Letter of Transmittal. This ADS Letter of Transmittal must be mailed or delivered by overnight courier to the Tender Agent. The method of delivery to the Tender Agent at one of the addresses listed below is at the option and risk of the tendering holders of such ADSs. Delivery by overnight courier, properly insured, is recommended. Delivery will be deemed effective only when received by the Tender Agent. For your convenience, a return envelope is enclosed.

9. Korean Tax Certification. A tendering holder may avoid Korean income tax withholding by certifying that the tendered ADSs were not acquired by depositing Common Shares with the ADS Depositary (in this ADS Letter of Transmittal or, for tenders through DTC, through the Agent’s Message), for ADSs held in certificated or direct registration form, by checking the Korean Tax Certification box in this ADS Letter of Transmittal and enclosing a copy of a trade confirmation or account statement evidencing the purchase of the ADSs tendered), or by providing documentation establishing Korean residency or treaty relief (including an Application for Tax Exemption/Non-taxation; U.S. holders generally will need to provide IRS Form 6166). Otherwise, the payment for tendered ADSs may be subject to Korean income tax withholding at 11% of the aggregate Offer Price paid to that holder. See the Tax Certification and Withholding Instructions and Section 6 (“Material Korean Tax Considerations”) of the Offer to Purchase.

By Mail: Citibank, N.A., P.O. Box 219577 Kansas City, MO 64121 - 9287 Ref: Tender/ DoubleDown Interactive Co., Ltd.	By Overnight Delivery: Citibank, N.A., 801 Pennsylvania Ave, Suite 219577 Kansas City, MO 64105-1307 Ref: Tender/ DoubleDown Interactive Co., Ltd

Sale, Delivery and Wire Transfer of Shareholder Funds

Payment Made To:

Please execute the delivery of the entitled funds as follows:

Bank Name
Bank ABA Number (U.S.) or BIC/SWIFT Code (Foreign)	Bank City & Country (Foreign)
Account Number (U.S.) or IBAN Number (Foreign) at Bank	For Further Credit Account Number at Bank (If Applicable)
Account Name at Bank
For Further Credit Account Name at Bank (If Applicable)

For international wires be sure to include the International Routing Code (IRC) and International Bank Account Number (IBAN) for countries that require it. Sending International wires without the required information can cause the wire to be delayed, returned, or assessed additional fees.

Signature	Print Name

Signature	Print Name

This wire form is optional. If you do not wish to receive your Offer proceeds by wire, this form should not be completed and a check will be sent by first class mail to the address on your account. If you execute the wire form and the information is incomplete, illegible or otherwise deficient, a check will be mailed for your proceeds. This form must be accompanied by a validly executed ADS Letter of Transmittal. All shareholders registered on the account must sign. The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your certificate(s) or registered on the book entry account. If acting in a special capacity (Executor, Administrator, Custodian, etc.), the capacity must be indicated.

TAX CERTIFICATION AND WITHHOLDING INSTRUCTIONS

Offer to Purchase ADSs of DoubleDown Interactive Co., Ltd. by DoubleU Games Co., Ltd.

The Offer Price is paid net of any applicable withholding taxes. To determine U.S. backup withholding and any Korean income tax withholding under the procedures expected to be established for the Offer, each tendering holder must provide the applicable tax certifications and supporting documentation described below to Citibank, N.A., as tender agent and paying agent for the Offer (the “Tender Agent”). With respect to ADSs tendered by means of a Letter of Transmittal (rather than through DTC’s ATOP), if the Tender Agent has not received a valid and properly completed IRS Form W-9 or applicable IRS Form W-8 from the tendering holder as set forth in Instruction (7) above, payment for such ADSs will not be made until the Tender Agent receives such form, and no interest will be paid by reason of any such delay.

1. U.S. Person Holders — Form W-9

A holder that is a U.S. person for U.S. federal income tax purposes must complete and return the Substitute Form W-9 included in the Letter of Transmittal, providing a correct taxpayer identification number (SSN/EIN) and certifying that it is not subject to backup withholding. Failure to provide a correct Form W-9 may result in U.S. backup withholding (currently 24%) on the gross proceeds and possible penalties.

2. Non-U.S. Person Holders — Applicable Form W-8

A holder that is a non-U.S. person for U.S. federal income tax purposes must complete and return the applicable IRS Form W-8 (e.g., Form W-8BEN for individuals or Form W-8BEN-E for entities) to certify non-U.S. status. For non-US partnerships and trusts and other pass-through intermediaries that deliver a Form W-8 IMY, underlying withholding certificates and associated documentation may be required. A valid and applicable Form W-8 generally establishes an exemption from U.S. backup withholding.

3. Backup Withholding; U.S. Federal Income Tax

•

Under U.S. federal income tax law, the Tender Agent or other payors may be required to withhold a certain amount of any payment made to certain shareholders (or other payees) pursuant to the Offer, as applicable. If backup withholding applies, the Tender Agent is required to withhold and pay over to the IRS a portion of any payment made to a holder. Backup withholding is not an additional tax; amounts withheld may be credited against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS if required information is timely furnished to the IRS.

•

A sale of ADSs of DDI (a non-U.S. issuer) by a holder that is a non-U.S. person for U.S. federal income tax purposes generally is not subject to U.S. federal income tax, subject to the exceptions described in the Offer to Purchase; however, backup withholding may nonetheless apply absent a valid applicable Form W-8.

•

A holder that is a U.S. person for U.S. federal income tax purposes should review the “Material U.S. Federal Income Tax Considerations for U.S. Holders” in Section 5 of the Offer to Purchase, including any passive foreign investment company (PFIC) considerations.

•

The PFIC rules are not a withholding item. Neither DoubleU Games nor the Tender Agent computes, deducts or remits any amount in respect of the PFIC rules; any resulting U.S. tax is determined and paid by the holder on its own return.

NOTE: FAILURE TO COMPLETE AND RETURN THE INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE INTERNAL REVENUE SERVICE FORM W-8, AS APPLICABLE) MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

4. Korean Tax Overview

Korean tax consequences, including any Korean income tax withholding and Korean securities transaction tax arising from the second-step transaction, are separate from U.S. backup withholding. The treatment of the second-step transaction may differ depending on whether it is characterized for Korean tax purposes as a disposition of ADSs or of the underlying Common Shares and is addressed in the Offer to Purchase and the documents relating to the second-step transaction. Holders should consult their own tax advisors.

5. Korean Tax Certifications and Supporting Documentation

A. Overseas-Issued ADS Certification. Korean income tax generally is not withheld on a sale of ADSs outside Korea by a holder that is a non-resident of Korea, provided the ADSs are deemed to have been issued overseas. That exemption does not apply to a holder that held Common Shares before the ADSs were issued and holds the newly-issued ADSs representing those Common Shares. A holder seeking to establish that the exemption applies must certify that the ADSs tendered were not acquired by depositing Common Shares of DDI with the depositary. Under the procedures expected to be established for the Offer, this certification is expected to be made through the Agent’s Message for book-entry tenders through DTC’s Automated Tender Offer Program (ATOP), and the tendering DTC participant would confirm that it has reviewed and has in its possession a trade confirmation or account statement evidencing that the ADSs tendered were not so acquired. For ADSs held in certificated or direct registration form, the holder must provide the same certification in the Letter of Transmittal, together with a copy of a trade confirmation or account statement evidencing the purchase of the ADSs tendered.

B. Korean Resident Holders. A holder that is a resident individual or a domestic corporation of Korea generally is not subject to Korean income tax withholding by DoubleU Games under the non-resident withholding rules in connection with the sale of ADSs and instead reports and pays Korean tax on any gain on its own account. Such a holder may establish its status by timely providing the Korean-residency documentation specified by the Tender Agent. A Korean resident holder need not make the acquisition-history certification described in paragraph A if it instead timely provides the applicable Korean-residency documentation.

C. Treaty Relief. A non-Korean resident holder that is unable to provide the acquisition-history certification described in paragraph A, but that qualifies for an exemption under an applicable income tax treaty with Korea, may instead deliver to the Tender Agent an Application for Tax Exemption/Non-taxation on the form then prescribed under the Enforcement Regulation of the Korean Income Tax Law, together with the required supporting documentation, including a certification of tax residency in the holder’s jurisdiction. A U.S. holder generally obtains an IRS Form 6166 certification of U.S. tax residency by filing IRS Form 8802. The Internal Revenue Service recommends that Form 8802 be filed at least 45 days before Form 6166 is needed, and there may not be sufficient time before the Expiration Time to obtain it.

D. Missing or Incomplete Documentation. If neither the acquisition-history certification and supporting documentation described in paragraph A nor applicable Korean-residency or treaty-relief documentation described in paragraphs B and C is timely provided, the payment may be subject to Korean income tax withholding at 11% of the aggregate Offer Price paid to that holder. See the Tax Certification and Withholding Instructions and Section 6 (“Material Korean Tax Considerations”) of the Offer to Purchase. The withholding amount would be calculated on the Korean Won equivalent of the Offer Price using the basic exchange rate published by Seoul Money Brokerage Services, Ltd. (or such other exchange rate required under applicable Korean tax law) for the date of payment.

E. Refund Claims. If Korean income tax is withheld from the Offer Price paid to a holder, that holder may elect to complete the documentation necessary to claim a refund from the Korean tax authorities. Subject to applicable Korean law and the terms of the Tender Agent’s engagement, DoubleU Games expects to provide, and to cause the Tender Agent to provide, reasonable cooperation to allow the holder to obtain a refund. The holder will be solely responsible for preparing the required documentation and for all costs and expenses associated with the claim.

F. Fiscally transparent entities. If any entity that is treated as fiscally transparent for tax purposes under the laws of the jurisdiction of residence (for example, a partnership that is treated as fiscally transparent for U.S. federal income tax purposes, with its income taxed at the partner level) holds ADSs, such entity may also be treated as fiscally transparent for Korean income tax purposes, in which case the applicable Korean taxes generally will be imposed on the beneficial owners of the relevant income, as determined for Korean tax purposes, rather than on the entity itself. Whether such an entity is treated as fiscally transparent for Korean tax purposes is determined under Korean law and not by reference to its treatment in the jurisdiction of residence. Such beneficial owners should consult their own tax advisors regarding the consequences to them of the entity’s participation in the Offer, including the specific requirements for establishing that Korean income tax withholding does not apply or for claiming an exemption under an applicable income tax treaty.

FORM W-9

Form W-9 (Rev. March 2024) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification Go to www.irs.gov/FormW9 for instructions and the latest information.	Give form to the requester. Do not send to the IRS.
Before you begin. For guidance related to the purpose of Form W-9, see Purpose of Form, below.

Print or type. See Specific Instructions on page 3.	1 Name of entity/individual. An entry is required. (For a sole proprietor or disregarded entity, enter the owner’s name on line 1, and enter the business/disregarded entity’s name on line 2.)
2 Business name/disregarded entity name, if different from above.
	3a Check the appropriate box for federal tax classification of the entity/individual whose name is entered on line 1. Check only one of the following seven boxes.								4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
	☐ Individual/sole proprietor	☐ C corporation	☐	S corporation	☐	Partnership	☐	Trust/estate	Exempt payee code (if any)

  ☐ LLC. Enter the tax classification (C = C corporation, S = S corporation, P = Partnership)    .  .  .  .

Note: Check the “LLC” box above and, in the entry space, enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner.

  ☐ Other (see instructions)

Exemption from Foreign Account Tax Compliance Act (FATCA) reporting code (if any)

3b  If on line 3a you checked “Partnership” or “Trust/estate,” or checked “LLC” and entered “P” as its tax classification, and you are providing this form to a partnership, trust, or estate in which you have an ownership interest, check this box if you have any foreign partners, owners, or beneficiaries. See instructions . . . . . . . . . ☐

(Applies to accounts maintained outside the United States.)
	5 Address (number, street, and apt. or suite no.). See instructions.						Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later.

Note: If the account is in more than one name, see the instructions for line 1. See also What Name and Number To Give the Requester for guidelines on whose number to enter.

Social security number
	–	–
or
Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.  I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.  I am a U.S. citizen or other U.S. person (defined below); and

4.  The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here	Signature of U.S. person	Date

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

What’s New

Line 3a has been modified to clarify how a disregarded entity completes this line. An LLC that is a disregarded entity should check the appropriate box for the tax classification of its owner. Otherwise, it should check the “LLC” box and enter its appropriate tax classification.

New line 3b has been added to this form. A flow-through entity is required to complete this line to indicate that it has direct or indirect foreign partners, owners, or beneficiaries when it provides the Form W-9 to another flow-through entity in which it has an ownership interest. This change is intended to provide a flow-through entity with information regarding the status of its indirect foreign partners, owners, or beneficiaries, so that it can satisfy any applicable reporting requirements. For example, a partnership that has any indirect foreign partners may be required to complete Schedules K-2 and K-3. See the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS is giving you this form because they

Cat. No. 10231X	Form W-9 (Rev. 3-2024)

Form W-9 (Rev. 3-2024)	Page	2

must obtain your correct taxpayer identification number (TIN), which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

•	Form 1099-INT (interest earned or paid).

•	Form 1099-DIV (dividends, including those from stocks or mutual funds).

•	Form 1099-MISC (various types of income, prizes, awards, or gross proceeds).

•	Form 1099-NEC (nonemployee compensation).

•	Form 1099-B (stock or mutual fund sales and certain other transactions by brokers).

•	Form 1099-S (proceeds from real estate transactions).

•	Form 1099-K (merchant card and third-party network transactions).

•	Form 1098 (home mortgage interest), 1098-E (student loan interest), and 1098-T (tuition).

•	Form 1099-C (canceled debt).

•	Form 1099-A (acquisition or abandonment of secured property).

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

Caution: If you don’t return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued);

2. Certify that you are not subject to backup withholding; or

3. Claim exemption from backup withholding if you are a U.S. exempt payee; and

4. Certify to your non-foreign status for purposes of withholding under chapter 3 or 4 of the Code (if applicable); and

5. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct. See What Is FATCA Reporting, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien;

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

•	An estate (other than a foreign estate); or

•	A domestic trust (as defined in Regulations section 301.7701-7).

Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding. Payments made to foreign persons, including certain distributions, allocations of income, or transfers of sales proceeds, may be subject to withholding under chapter 3 or chapter 4 of the Code (sections 1441-1474). Under those rules, if a Form W-9 or other certification of non-foreign status has not been received, a withholding agent, transferee, or partnership (payor) generally applies presumption rules that may require the payor to withhold applicable tax from the recipient, owner, transferor, or partner (payee). See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities.

The following persons must provide Form W-9 to the payor for purposes of establishing its non-foreign status.

•	In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the disregarded entity.

•	In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the grantor trust.

•	In the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust.

See Pub. 515 for more information on providing a Form W-9 or a certification of non-foreign status to avoid withholding.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person (under Regulations section 1.1441-1(b)(2)(iv) or other applicable section for chapter 3 or 4 purposes), do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515). If you are a qualified foreign pension fund under Regulations section 1.897(l)-1(d), or a partnership that is wholly owned by qualified foreign pension funds, that is treated as a non-foreign person for purposes of section 1445 withholding, do not use Form W-9. Instead, use Form W-8EXP (or other certification of non-foreign status).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a saving clause. Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if their stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first Protocol) and is relying on this exception to claim an exemption from tax on their scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include, but are not limited to, interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third-party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester;

2. You do not certify your TIN when required (see the instructions for Part II for details);

3. The IRS tells the requester that you furnished an incorrect TIN;

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only); or

5. You do not certify to the requester that you are not subject to backup withholding, as described in item 4 under “By signing the filled-out form” above (for reportable interest and dividend accounts opened after 1983 only).

Form W-9 (Rev. 3-2024)	Page	3

Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.

See also Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding, earlier.

What Is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you are no longer tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

•  Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note for ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040 you filed with your application.

•  Sole proprietor. Enter your individual name as shown on your Form 1040 on line 1. Enter your business, trade, or “doing business as” (DBA) name on line 2.

•  Partnership, C corporation, S corporation, or LLC, other than a disregarded entity. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

•  Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. Enter any business, trade, or DBA name on line 2.

•  Disregarded entity. In general, a business entity that has a single owner, including an LLC, and is not a corporation, is disregarded as an entity separate from its owner (a disregarded entity). See Regulations section 301.7701-2(c)(2). A disregarded entity should check the appropriate box for the tax classification of its owner. Enter the owner’s name on line 1. The name of the owner entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, enter it on line 2.

Line 3a

Check the appropriate box on line 3a for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3a.

IF the entity/individual on line 1 is a(n) . . .	THEN check the box for . . .

● Corporation	Corporation.

● Individual or ● Sole proprietorship	Individual/sole proprietor.

● LLC classified as a partnership for U.S. federal tax purposes or ● LLC that has filed Form 8832 or 2553 electing to be taxed as a corporation	Limited liability company and enter the appropriate tax classification: P = Partnership, C = C corporation, or S = S corporation.

● Partnership	Partnership.

● Trust/estate	Trust/estate.

Line 3b

Check this box if you are a partnership (including an LLC classified as a partnership for U.S. federal tax purposes), trust, or estate that has any foreign partners, owners, or beneficiaries, and you are providing this form to a partnership, trust, or estate, in which you have an ownership interest. You must check the box on line 3b if you receive a Form W-8 (or documentary evidence) from any partner, owner, or beneficiary establishing foreign status or if you receive a Form W-9 from any partner, owner, or beneficiary that has checked the box on line 3b.

Note: A partnership that provides a Form W-9 and checks box 3b may be required to complete Schedules K-2 and K-3 (Form 1065). For more information, see the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

If you are required to complete line 3b but fail to do so, you may not receive the information necessary to file a correct information return with the IRS or furnish a correct payee statement to your partners or beneficiaries. See, for example, sections 6698, 6722, and 6724 for penalties that may apply.

Line 4 Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

•  Generally, individuals (including sole proprietors) are not exempt from backup withholding.

•  Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

•  Corporations are not exempt from backup withholding for payments made in settlement of payment card or third-party network transactions.

•  Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space on line 4.

1 — An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

Form W-9 (Rev. 3-2024)	Page	4

2 — The United States or any of its agencies or instrumentalities.

3 — A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

4 — A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5 — A corporation.

6 — A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or territory.

7 — A futures commission merchant registered with the Commodity Futures Trading Commission.

8 — A real estate investment trust.

9 — An entity registered at all times during the tax year under the Investment Company Act of 1940.

10 — A common trust fund operated by a bank under section 584(a).

11 — A financial institution as defined under section 581.

12 — A middleman known in the investment community as a nominee or custodian.

13 — A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .

● Interest and dividend payments	All exempt payees except for 7.

● Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

● Barter exchange transactions and patronage dividends	Exempt payees 1 through 4.

● Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5.[2]

● Payments made in settlement of payment card or third-party network transactions	Exempt payees 1 through 4.

[1]	See Form 1099-MISC, Miscellaneous Information, and its instructions.

[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) entered on the line for a FATCA exemption code.

A — An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37).

B — The United States or any of its agencies or instrumentalities.

C — A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

D — A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i).

E — A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i).

F — A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state.

G — A real estate investment trust.

H — A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940.

I — A common trust fund as defined in section 584(a).

J — A bank as defined in section 581.

K — A broker.

L — A trust exempt from tax under section 664 or described in section 4947(a)(1).

M — A tax-exempt trust under a section 403(b) plan or section 457(g) plan.

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, enter “NEW” at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have, and are not eligible to get, an SSN, your TIN is your IRS ITIN. Enter it in the entry space for the Social security number. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/EIN. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or Form SS-4 mailed to you within 15 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and enter “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. See also Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding, earlier, for when you may instead be subject to withholding under chapter 3 or 4 of the Code.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 3-2024)	Page	5

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third-party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual

2.	Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]

3.	Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account

4.	Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]

5.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

6.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]

7.	Grantor trust filing under Optional Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))**	The grantor*

For this type of account:		Give name and EIN of:
8.	Disregarded entity not owned by an individual	The owner

9.	A valid trust, estate, or pension trust	Legal entity[4]

10.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

11.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

12.	Partnership or multi-member LLC	The partnership

13.	A broker or registered nominee	The broker or nominee

14.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

15.	Grantor trust filing Form 1041 or under the Optional Filing Method 2, requiring Form 1099 (see Regulations section 1.671-4(b)(2)(i)(B))**	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name on line 1, and enter your business or DBA name, if any, on line 2. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

* Note: The grantor must also provide a Form W-9 to the trustee of the trust.

** For more information on optional filing methods for grantor trusts, see the Instructions for Form 1041.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information, such as your name, SSN, or other identifying information, without your permission to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax return preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity, or a questionable credit report, contact the IRS Identity Theft Hotline at 800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Form W-9 (Rev. 3-2024)	Page	6

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 877-777-4778 or TTY/TDD 800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.

Go to www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their laws. The information may also be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payors must generally withhold a percentage of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to the payor. Certain penalties may also apply for providing false or fraudulent information.

Please Send Completed ADS Letter of Transmittal to the Tender Agent:

By Mail: Citibank, N.A., P.O. Box 219577 Kansas City, MO 64121- 9287 Ref: Tender/ DoubleDown Interactive Co., Ltd.	By Overnight Delivery: Citibank, N.A., 801 Pennsylvania Ave, Suite 219577 Kansas City, MO 64105-1307 Ref: Tender/ DoubleDown Interactive Co., Ltd

For Assistance Please Contact the Information Agent for the Offer:

Georgeson LLC

51 West 52nd Street, 6th Floor

New York, New York 10019

U.S. Toll Free: +1 888 745 7950

Outside U.S. & Canada: +1 516 464 5409

E-mail: doubledownoffer@georgeson.com